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                                                                     EXHIBIT 5.2


18 June 2004

Weatherford International Ltd.       DIRECT LINE: 441-299-4903
c/o Weatherford International, Inc.  E-MAIL:      KLMooney@cdp.bm
515 Post Oak Boulevard, Suite 600    OUR REF:     KLM/mra/380139/114100corpdocs.
Houston                              YOUR REF:
Texas 77027-3415
USA


Dear Sirs:

WEATHERFORD INTERNATIONAL LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 filed with the U.S. Securities and Exchange Commission (the "Commission") on 18 June 2004 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$1.00 per share ("Common Shares"), preference shares, par value US$1.00 per share ("Preference Shares" and, together with Common Shares, "Equity Securities", which term includes any common shares or preference shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities" and, together with Senior Debt Securities, "Debt Securities"), warrants ("Warrants"), units consisting of any combination of the foregoing securities ("Units") of the Company and guarantees ("Guarantees") of senior and/or subordinated debt securities of Weatherford International, Inc., a Delaware corporation and a wholly owned indirect subsidiary of the Company, (collectively, the "Securities") having an aggregate offering price that will not exceed US$750,000,000.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the assistant secretary of the Company on 16 June 2004, a copy of unanimous written resolutions of the directors of the Company dated 8 May 2002 , a copy of unanimous written resolutions of the member of the Company dated 10 May 2002 and a copy of minutes of a meeting of the board of directors of the Company (the "Board") held on 16 January 2004 (together, the "Minutes" ) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that



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Weatherford International Ltd. S-3 opinion
18 June 2004
Page No. 2


draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the memorandum of association and bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities, (i) that the Company's shares will be listed on an appointed stock exchange (as defined in the Companies Act 1981, as amended (the "Companies Act")) and the consent to the issue and free transfer of the Securities given by the Bermuda Monetary Authority as of 15 May 2002 will not have been revoked or amended at the time of issuance of any Securities, (j) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance and sale thereof by the Company, and its incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (l) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, (m) that upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (n) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers", (o) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, (p) that none of the parties to such documents will have carried on or will carry on activities, other than the performance of its obligations under such documents, which would constitute the carrying on of



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Weatherford International Ltd. S-3 opinion
18 June 2004
Page No. 3


investment business in or from Bermuda and that none of the parties to such documents, other than the Company, will perform its obligations under such documents in or from Bermuda.

The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. Upon the due issuance of Common Shares and/or Preference Shares and payment of the consideration therefor, such Common Shares and/or Preference Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3. Upon the due issuance of: (a) Senior Debt Securities of any series; (b) Subordinated Debt Securities of any series; (c) Warrants; and/or (d) Units, and payment of the consideration therefor, such Securities will be validly issued.


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within



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Weatherford International Ltd. S-3 opinion
18 June 2004
Page No. 4


the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

/s/ CONYERS DILL & PEARMAN